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                                                                  EXHIBIT 23.6

                     THE ROBINSON-HUMPHREY COMPANY, INC.


CORPORATE FINANCE                                           INVESTMENT BANKERS
   DEPARTMENT                                                   SINCE 1894



                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.



     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated December 27, 1993, set forth as Appendix B to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Description of the Transaction". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.




                                         THE ROBINSON-HUMPHREY COMPANY, INC.




Atlanta, Georgia
April 11, 1994